Exhibit 99.2

FORM OF PROXY OF EAST PROSPECT STATE BANK

FORM OF

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 14, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roy W. Miller and Jacob A. Gilbert or either one of them, as proxies, with full power of substitution, to vote as directed below all of the shares of East Prospect State Bank common stock held of record on January 23, 2007 by the undersigned at the special meeting of shareholders to be held on Wednesday, March 14, 2007 at 2:00 p.m., local time, at the Canadochly Valley Ambulance Club Social Hall at 45 South Main Street, East Prospect, Pennsylvania 17317 and at any adjournment thereof, with all the powers the undersigned would possess if personally present.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the proposal to approve the Agreement and Plan of Merger dated September 12, 2006 and amended and restated on December 29, 2006 among Community Banks, Inc., its wholly owned subsidiary, CommunityBanks, and East Prospect State Bank, providing, among other things, for the merger of East Prospect State Bank with and into CommunityBanks and FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement and Plan of Merger.

This proxy also confers authority as to any other business which may be brought before the special meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of East Prospect State Bank.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

PROXY VOTING INSTRUCTIONS

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Add number of shares

Form of Proxy of East Prospect State Bank

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

1.
MERGER PROPOSAL. Proposal to approve the Agreement and Plan of Merger dated September 12, 2006 and amended and restated on December 29, 2006, among Community Banks, Inc., its wholly owned subsidiary CommunityBanks, and East Prospect State Bank, providing, among other things, for the merger of East Prospect with and into CommunityBanks.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.
ADJOURNMENT PROPOSAL. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The Board of Directors of East Prospect State Bank recommends a vote FOR the proposal to approve the Agreement and Plan of Merger and FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER (S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OTHER PROPOSALS.

The undersigned hereby acknowledges receipt of the notice of special meeting of the shareholders and proxy statement dated January 30, 2007.

(Insert here name and address of shareholder of record)	Dated: 2007

Signature

Number of shares held of record as of January 23, 2007:	Signature

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.